EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2014 relating to the consolidated financial statements of Omega Commercial Finance Corporation.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Bongiovanni & Associates, PA

Bongiovanni & Associates, PA

February 11, 2015